LOAN MODIFICATION,
RENEWAL, AND EXTENSION AGREEMENT

$1,918,338.74	July 26, 2009

FOR VALUE RECEIVED, the undersigned, YTB International Inc., a Delaware corporation, (hereinafter called “Maker” or “Borrower”) of 1901 East Edwardsville Road, Wood River, Illinois 62095, promises to pay to the order of FH Partners LLC, a Texas limited liability company (hereinafter together with all subsequent holders called “Holder” or “Payee” or “Lender”) at P. O. Box 8216, Waco, McLennan County, Texas 76714-8216 or at such other address as Holder may specify to Maker in writing, in lawful money of the United States of America, the principal sum of ONE MIILION NINE HUNDRED EIGHTEEN THOUSAND THREE HUNDRED THIRTY EIGHT AND 74/100 ($1,918,338.74) together with interest on the principal balance at the rate hereinafter provided.

This Loan Modification, Renewal, and Extension Agreement (hereinafter called “Agreement” or “Note”) is made and entered into between Maker and Lender effective as of July 26, 2009.

This Note reinstates, modifies, renews, and extends the terms of that one certain Universal Note executed by Maker and payable to Meridian Bank dated July 26, 2006 (the “July 26, 2006 Note”) in the principal sum of TWO MIILION FIVE HUNDRED THOUSAND AND 00/100 CENTS ($2,500,000.00), which was previously renewed and extended by that certain note dated July 26, 2008 (the “July 26, 2008 Note”) in the principal sum of ONE MIILION NINE HUNDRED NINETY FIVE THOUSAND NINE HUNDERED EIGHTY NINE AND 73/100 CENTS ($1,995,989.73) and any renewals thereof.

On October 10, 2008, Meridian Bank was closed by the Illinois Department of Financial Professional Regulation, Division of Banking and the Federal Deposit Insurance Corporation (the “FDIC”) was appointed as Receiver of Meridian Bank (the “Receiver”).  Lender purchased the July 26, 2006 Note as renewed and extended by the July 26, 2008 Note from the Federal Deposit Insurance Corporation, as receiver of Meridian Bank pursuant to the terms of a Loan Sale Agreement dated February 13, 2009.  The Assignment of Loan and Liens assigning the July 26, 2006 Note as renewed and extended by the July 26, 2008 Note, Deed of Trust, other loan and security documents related to the July 26, 2006 Note from the FDIC in its capacity as Receiver to FH Partners LLC was recorded as document number 2009R15102 in the Recorder’s Office, Madison County, Illinois on March 26, 2009.

FH Partners LLC is the owner and holder of the July 26, 2006 Note as such note was renewed and extended by the July 26, 2008 Note and Lender desires to modify, renew, and extend the July 26, 2006 Note as renewed by the July 26, 2008 Note, any renewals thereof, and all liens and other documents securing its payment.

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Borrower has requested the Lender to extend the maturity date of the July 26, 2006 Note as renewed by the July 26, 2008 Note and to modify certain payment terms of the July 26, 2006 Note as renewed by the July 26, 2008 Note as hereinafter set forth and the Lender has agreed to do so on the terms and conditions set forth herein.

The July 26, 2006 Note as renewed and extended by the July 26, 2008 Note is secured by, among other collateral, the liens and security agreements created by a Real Estate Mortgage dated July 26, 2006 (the “Mortgage”) covering certain real property (the “Property”) described as follows:

Two tracts of land in the Northeast Quarter of Section 26, Township 5 North, Range 9 West of the Third Principal Meridian, Madison County, Illinois as more particularly described in the Mortgage,

together with improvements thereon (the “Improvements”), located in Madison County, Illinois, such Mortgage being executed by Borrower for the benefit of Meridian Bank as the owner and holder of the July 26, 2006 Note, which Mortgage is recorded as document number 2006R41620 filed in the Recorder’s Office, Madison County, Illinois on August 9, 2006.  The Mortgage provides that it secures all renewals, extensions, and modifications of the July 26, 2006 Note.

As additional security for this Note, Borrower is granting a mortgage (the “2009 Mortgage”) on two tracts of land (the “Additional Property”) pursuant to the terms of a mortgage of even date with this Note, the first tract containing 3.84 acres of land, more or less, being part of a 94 acre tract of land described in Deed Book 384, Page 446 in the Madison County, Illinois Recorder’s Office and being a part of the Northeast Quarter of Section 26, Township 5 North, Range 9 West of the Third Principal Meridian, Madison County, Illinois, and the second tract of land containing 5.0 acres of land, more or less, being part of the Southeast Quarter of Section 26, Township 5 North, Range 9 West of the Third Principal Meridian in the County of Madison, State of Illinois, each tract being more particularly described in the 2009 Mortgage.

The parties hereto acknowledge that the outstanding principal balance due as of July 26, 2009 is ONE MIILION NINE HUNDRED EIGHTEEN THOUSAND THREE HUNDERED THIRTY EIGHT AND 74/100 CENTS ($1,918,338.74).

The maturity date of the loan (the “Loan”) evidenced by the July 26, 2006 Note as renewed and extended by the July 26, 2008 Note shall be extended to April 30, 2010, unless earlier accelerated pursuant to the terms of any of the instruments or documents evidencing, securing or pertaining to the Loan and this Note, and Borrower hereby agrees that this Agreement renews and extends, but does not extinguish, the July 26, 2006 Note as renewed and extended by the July 26, 2008 Note and liens created by the Mortgage.

Except as modified herein, the Mortgage and all of the other instruments and loan documents evidencing, securing, or pertaining to the Loan shall continue in full force and effect as originally executed and delivered.

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Borrower hereby reaffirms all of the representations and warranties made to Meridian Bank, the original Lender, at the time the original Loan was made and at the time of the execution and delivery of the July 26, 2006 Note and the July 26, 2008 Note and declares the same to be true as of such date and as of the date hereof.

Borrower acknowledges and represents that the liens created and evidenced by the Mortgage are valid and existing liens of the recited dignity and priority, and Borrower acknowledges and agrees that there is no offset, counterclaim or defense of any kind to the July 26, 2006 Note, July 26, 2008 Note, or Mortgage as modified hereby.

Contemporaneously with the execution and delivery hereof, and as a condition to the effectiveness hereof, Borrower shall pay or cause to be paid all accrued interest on the July 26, 2006 Note as renewed and extended by the July 26, 2008 Note and all costs and expenses incident to the consummation of the transactions specified herein, including, without limitation (i) reasonable fees and expenses of legal counsel to the Lender, if any, and (ii) recording fees.

The unpaid principal balance on this Note shall bear interest until past due at the rate of eight percent (8.0%) per annum.  Subject always to limitation by the Maximum Rate (as defined below), interest on this Note, both prior to and after maturity, shall be calculated on the basis of the actual number of days elapsed, but computed as if each year consisted of 365 days.

If, in addition to timely paying all of the monthly installments due prior to December 31, 2009 and the additional principal installments due on September 30, 2009 and December 30, 2009, Borrower makes an additional payment of Two Hundred Thousand and 00/100 Dollars ($200,000.00) on or before December 31, 2009, then, at Borrower’s option made in writing on or before December 31, 2009, beginning on January 1, 2010, the principal balance on this Note shall bear interest until past due at a rate equal to the highest “prime rate” quoted as of December 31, 2009 in the Southwest Edition of The Wall Street Journal plus 4% fixed as of that date through April 30, 2010, provided, that if on December 31, 2009, that rate exceeds the maximum permitted by application of the Maximum Rate in effect on that day, the interest rate shall be limited to the maximum permitted by application of the Maximum Rate.

If a Default exists (as defined below) the outstanding principal balance of this Note shall, at the option of the Lender, bear interest at a rate (the “Default Rate”) as follows: (i) interest on the Loan shall accrue at a rate equal to the lesser of (a) twelve percent (12%) per annum and (b) the Maximum Rate. If interest has accrued at the Default Rate during any period, the difference between such accrued interest and interest which would have accrued at the non-default rate during such period shall be payable on demand. If a court of competent jurisdiction determines that any interest charged has exceeded the maximum rate allowed by law, the excess of the amount collected over the legal rate of interest will be applied to the Loan as a principal prepayment without premium, retroactively, as of the date of receipt, or returned to the Borrower if the Loan has been fully paid.

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The principal amount and interest are due and payable in equal monthly installments of Sixteen Thousand Three Hundred Ninety Two and 23/100 ($16,392.23), on the 30th day of each month (with the exception of February on which the payment will be due on February 28), beginning August 30, 2009, and continuing until April 30, 2010, when the entire amount of principal and accrued, unpaid interest will be payable in full.  An additional principal installment in the amount of Three Hundred Thousand and 00/100 Dollars ($300,000.00) is due and payable on September 30, 2009 and a second additional principal installment in the amount of Two Hundred Thousand and 00/100 Dollars ($200,000.00) is due and payable on December 31, 2009.  Payments will be applied first to accrued interest and the remainder to the reduction of the principal amount.

Borrower acknowledges that the scheduled monthly payments and additional principal payments referred to in this Note will not amortize the principal sum of this Note over its term, resulting in a “balloon” payment at maturity. Any future agreement to extend this Note or refinance the Loan it evidences may be made only by means of a writing executed by a duly authorized officer of the Lender.

The entire amount hereof, principal and interest remaining unpaid, shall be due and payable on April 30, 2010; interest being calculated on the unpaid principal to the date of any installment paid and the payment made credited first to the discharge of the interest accrued and the balance to the reduction of principal.  Maker reserves the right to prepay this Note in full or in part at any time prior to the maturity without any penalty.

If Lender has not received the full amount of any monthly installment provided for herein by the end of ten (10) calendar days after the date such installment is due, Maker will pay to Holder a late charge in the amount of five percent (5%) of the overdue installment of principal and interest.  This late charge will be made in addition to the regularly scheduled monthly installment.  The late charge will be paid only once on any late payment.  The provisions of this paragraph shall not limit the Lender’s right to compel prompt performance under the Note, or grant an option to Borrower to make late payments, and the charging of such late fee shall not waive any default under the Note.  Any default on any other indebtedness owed by Borrower to Lender shall also constitute a default under this Note and any related loan documents.

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This Note shall be governed by and construed in accordance with Illinois law and any applicable federal law.  If any provision of this Note is held to be invalid, illegal or unenforceable in any respect, or operates, or would if enforced operate to invalidate this Note, then that provision will not be effective, unless the law permits Borrower and Lender to agree to such variation.  Nevertheless, the provision found to not be effective shall not affect the remaining provisions of this Note, which shall in no way be affected, prejudiced or disturbed.  The parties hereto intend to conform strictly to the applicable usury laws.  In no event, whether by reason of demand for payment, prepayment, acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by Payee or any subsequent holder hereunder or otherwise exceed the maximum interest rate allowed by law (hereinafter referred to as “Maximum Rate”).  If from any circumstance whatsoever interest would otherwise be payable to Payee or any subsequent holder in excess of the Maximum Rate, the interest payable to Payee or any subsequent holder shall be reduced automatically to the Maximum Rate.  If Payee or any subsequent holder shall ever receive anything of value deemed interest under applicable law which would apart from this provision be in excess of the Maximum Rate, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the principal amount owing hereunder in the inverse order of its maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. All interest paid or agreed to be paid to Payee or any subsequent holder, except as otherwise provided herein, shall to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Rate.  The provisions of this paragraph shall control all existing and future agreements between Maker and Payee and any subsequent holder.

If (a) default is made in the payment of any installment hereof, either principal or interest, or in the payment of any other sum due hereunder, promptly when the same shall be due and payable hereunder, (b) Borrower makes an assignment for benefit of creditors, becomes insolvent or files a bankruptcy proceeding, (c) Borrower has made any representation or warranty herein, made any written statement or provided any financial information that is untrue or inaccurate at the time it was provided, or (d) if there is any default under the terms of this Note or any instrument which secures the payment of this Note (the occurrence of any event set forth in the foregoing subparts (a), (b), (c) or (d) being herein a “Default”), then Payee or any subsequent holder shall have the right and the option, without notice or demand, to declare the unpaid balance of principal and accrued interest on this debt at once due and payable.  If this Note is not paid at its maturity, regardless of how such maturity may be brought about, the Payee or any subsequent holder may offset against this Note any sum or sums owed by the Payee or any subsequent holder to Maker and may foreclose the liens and security interests securing payment hereof or exercise any of its other rights hereunder or under any instrument which secures payment of this Note or at law or in equity.  Failure to exercise any of such rights upon any Default shall not constitute a waiver of the right to exercise any of them at any time.

If Payee or any subsequent holder retains an attorney in connection with any Default or at maturity or to collect, enforce or defend this Note or any other document related to this Note in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues Payee or any subsequent holder in connection with this Note or any document related thereto and does not prevail, then Maker agrees to pay to Payee or any subsequent holder, in addition to principal and interest, all reasonable costs and expenses incurred by such Payee or subsequent holder in trying to collect, enforce or defend this Note or any document related thereto or in any such suit or proceeding, including but not limited to reasonable attorneys' fees.

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Maker and all sureties, endorser, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby jointly and severally: (i) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security hereof; (ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (iii) agree that Payee or any subsequent holder shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to enforce its rights against them or any security hereof; (iv) consent to any renewal, extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them; and (v) consent to any assignment or transfer by Payee or any subsequent holder(s) hereof.

Each Maker is responsible for the entire amount of this Note.  The term “Maker” and other nouns and pronouns shall include the plural if more than one.

The indebtedness evidenced by this Note is NOT assumable by any other party or entity without the prior written consent of Payee.  In the event of any assumption or attempted assumption, sale, lease with option to purchase, or other conveyance of the Property given as security for this Note or assumption or attempted assumption of the indebtedness evidenced by the Note, then the Holder at its option may declare the outstanding principal balance of the Note plus accrued interest to be immediately due and payable.  It is further agreed that in the event Maker herein should sell or transfer all or any part of the property given as security for this Note, or any interest therein, or any beneficial interest in Maker, then Holder may, at its option, declare all of the unpaid principal and accrued interest of this Note to be immediately due and payable, and Holder may invoke any remedies allowed by law for the enforcement and collection of same.

Lender does not, by execution of this Agreement, waive any rights and remedies it may have against Borrower or any other person or entity not a party hereto.

The undersigned Borrower hereby represents and warrants to Lender that Borrower is the owner of the Property, the Additional Property and any collateral securing the Note.  The Property and any other collateral remains unreleased from the Mortgage or any other security document and now stands as security for the payment of the July 26, 2006 Note as modified by the July 26, 2008 Note and this Note.  Except for liens in favor of Lender, there are no liens on the Property, Additional Property or other collateral and no Affidavits Claiming Liens have been filed against the Property, Additional Property or other collateral.

FURTHER, IT IS EXPRESSLY AGREED THAT FOR AND IN CONSIDERATION OF THIS AGREEMENT, MAKER HEREBY RELEASES AND FOREVER DISCHARGES LENDER AND ITS OFFICERS, DIRECTORS, COUNSEL, EMPLOYEES, AGENTS, PREDECESSORS, SUCCESSORS, AND ASSIGNS FROM ALL CAUSES OF ACTION, CLAIMS, RIGHTS, AND CONTROVERSIES, KNOWN OR UNKNOWN, WHICH MAKER HAD, NOW HAS, OR MAY HEREAFTER ACQUIRE WHICH RELATE TO, ARE BASED ON, ARISE OUT OF, OR ARE IN ANY WAY CONNECTED WITH ANY ACTS OF LENDER OCCURRING PRIOR TO THE EXECUTION OF THIS AGREEMENT AND RELATING IN ANY MANNER TO THE ABOVE DESCRIBED NOTE OR MORTGAGE OR THE PROPERTY DESCRIBED HEREIN OR THEREIN.  THIS IS A GENERAL RELEASE OF ALL POSSIBLE CLAIMS AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER RELATED TO THE ABOVE DESCRIBED SUBJECT MATTER AND IT IS TO BE INTERPRETED LIBERALLY TO EFFECTUATE MAXIMUM PROTECTION OF LENDER.

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It is understood and agreed that except as to such changes made herein, the terms and provisions of the July 26, 2006 Note as renewed and extended by the July 26, 2008 Note and as modified hereby shall be brought forward and remain in all respects unchanged and that the balance owing thereon as herein renewed, rearranged, modified and/or extended is subjection to no offsets, deductions, credits, charges or claims of whatsoever kind or character and shall be due and payable in the manner herein set out and that the aforesaid Mortgage, Additional Mortgage and any other documents securing the payment of the Note, except to the extent validly modified in writing or released prior to the date hereof and except as modified, renewed, rearranged and extended herein so as to secure the payment of the Note, shall remain in full force and effect until the full and final payment of the Note.  No modification, release or amendment may be made related to this Note unless such modification, release or amendment is made in a writing executed by Borrower and Lender.

In the event any of the documents which evidence, secure or guarantee the Note contains any typographical errors or mistake or inaccurately reflect the true and correct terms and provisions of the Note and/or the related loan documents and said misstatement or inaccuracy is due to unilateral mistake on the part of Lender, mutual mistake on the part of the Lender and any of the undersigned or simple clerical error, or if any essential documents are not included with the legal instruments which evidence, secure or guarantee the Note, or if through error, oversight or omission of Lender or any third party there exists and error or omission in any documentation arising, existing, or created by or in connection with any aspect of Lender’s underwriting, processing, documenting or the closing of the loan transaction evidenced by the Note, as modified, extended and/or rearranged, or if any deficiency in any such documentation exists with respect to any requirements of any present or future actual investor in the Note, or if the July 26, 2006 Note as renewed and extended by the July 26, 2008 Note or any of the related loan documents or any modifications of same signed by any of the undersigned is lost, misplaced, damaged or destroyed before the Note is paid in full, then in any such event, each of the undersigned hereby agrees that, upon request by Lender, and in order to correct such error, misstatement, inaccuracy, deficiency or omission, each of the undersigned shall execute such new, additional or replacement documents and instruments and initial such corrected original documents as Lender may deem necessary to remedy said error, misstatement, inaccuracy, deficiency or omission.

In the performance of the Borrower's obligations under this Note, time is of the essence.

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Borrower hereby represents and warrants to the Lender that the Loan was made for commercial or business purposes, and that the funds evidenced by this Note will be used solely in connection with such purposes.

THE BORROWER AND LENDER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR (B) ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT, AND THE BORROWER AND LENDER AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

THE WRITTEN LOAN AGREEMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

LENDER MAY REPORT INFORMATION ABOUT BORROWER’S LOAN TO CREDIT BUREAUS.  LATE PAYMENTS, MISSED PAYMENTS, OR OTHER DEFAULT ON BORROWER’S LOAN MAY BE REFLECTED IN YOUR CREDIT REPORT.

THIS NOTE IS PAYABLE IN FULL ON APRIL 30, 2010.  AT MATURITY OR IF THIS NOTE IS ACCELERATED, BORROWER MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE NOTE AND ANY UNPAID INTEREST THEN DUE.  FH PARTNERS LLC IS UNDER NO OBLIGATION TO REFINANCE THE NOTE AT THAT TIME.  BORROWER WILL THEREFORE, BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS BORROWER MAY OWN, OR BORROWER WILL HAVE TO FIND A LENDER WILLING TO LEND BORROWER THE MONEY AT THE PREVAILING MARKET RATES, WHICH MAY BE CONSIDERABLY HIGHER THAN THE RATE ON THIS NOTE.

[Page End – Signature Page Follows]

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IN WITNESS WHEREOF, each Maker has duly executed this Note to be effective as of July 26, 2009.

MAKER:

YTB International, Inc.

By:	/s/ John D. Clagg, as CFO
Printed Name:	John D. Clagg
Title:	CFO

HOLDER:

FH Partners LLC

By:
Printed Name:
Title:

State of Illinois
County of Madison

This instrument was acknowledged before me this 29th day of September, 2009 by John Clagg, CFO of YTB International, Inc., a Delaware corporation on behalf of such corporation.

/s/ Sandra J. Pippins
Notary Public

My commission expires:

Official Seal
Sandra J. Pippins
Notary Public – State of Illinois
My Commission Expires 02/07/13

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